Exhibit 99.1

Greenway Technologies Announces Results of Special Shareholders Meeting Held December 11, 2019

ARLINGTON, TEXAS–December 16, 2019 – Greenway Technologies, Inc. (OTCQB:GWTI), an advanced gas-to-liquids (“GTL”) technology development company, today announced that all four proposals submitted to Greenway’s stockholders at a special shareholders meeting held December 11, 2019, at the Hilton Hotel in Arlington, Texas passed overwhelmingly. Information regarding these proposals was included in the Company’s Proxy Statement DEF14A previously filed with the SEC on November 19, 2019 and provided to all shareholders of record as October 29, 2019 (the “Record Date”).

The total number of Class A Shares eligible to vote as of the Record Date was 290,148,677. In accordance with the Company’s by-laws, 193,442,122 Class A Shares were required to be present or represented at the Special Meeting to constitute a quorum. The total number of Class A Shares present or represented at the Special Meeting was 243,531,479, constituting a quorum.

At the Special Meeting, the following proposals were approved as follows:

Proposal No. 1: The amendment to the Company’s certificate of formation (the “Certificate”) to increase the authorized shares of Class A Shares from 300,000,000 to 500,000,000 was approved by the stockholders of the Company (the “Stockholders”) by a vote of (a) 234,748,093 in favor, (b) 1,022,634 against and (c) 7,760,752 abstaining.

Proposal No. 2: The amendment to the Certificate to change the name of the Class A Shares to “common stock”, with the same $0.0001 par value per share, designations, power, privileges, rights, qualifications, limitations, and restrictions as the current Class A Shares, was approved by the Stockholders by a vote of (a) 241, 961,104 in favor, (b) 236,624 against and (c) 1,333,751 abstaining.

Proposal No. 3. The amendment to the Certificate to eliminate the Class B Shares of the Company, par value $0.0001 per share (the “Class B Shares”), as a class of stock of the Company was approved by the Stockholders by a vote of (a) 241,853,587 in favor, (b) 159,750 against and (c) 1,518,142 abstaining.

Proposal No. 4. The amendment to the Certificate to specify the vote required to approve certain actions before the Stockholders, including “fundamental actions,” as defined by the Texas Business Organizations Code (the “TBOC”) Section 21.364, and “fundamental business transactions,” as defined by TBOC Section 1.002(32), was approved by the Stockholders by a vote of (a) 201,877,456 in favor, (b) 5,876,191 against, and (c) 8,225,550 abstaining.

In connection with these proposals, the Company filed its revised Certificate of Amendment to the Certificate with the Secretary of State of the State of Texas. A copy of the Certificate of Amendment was attached as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC today.

About Greenway Technologies, Inc.

Based in Arlington, Texas, the Company is engaged in the research and development of proprietary gas-to-liquids syngas conversion systems and micro-plants that can be scaled to meet specific gas field production requirements. The company’s patented and proprietary technologies have been realized in its first commercial G-ReformerTM unit, a unique component used to convert natural gas into synthesis gas, which when combined with a Fischer-Tropsch reactor and catalyst, produces fuels including gasoline, diesel, jet fuel and methanol. G-Reformer units can be deployed to process a variety of natural gas streams including pipeline gas, associated gas, flared gas, vented gas, coal-bed methane and/or biomass gas. When derived from any of these natural gas sources, the liquid fuels created are incrementally cleaner than conventionally produced oil-based fuels. For more information about Greenway Technologies, visit gwtechinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward- looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. Any such forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Investors & Analysts Contact:

Greenway Investor Relations

800-289-2515

ir@gwtechinc.com

SEC filings can be found at:

http://gwtechinc.com/SEC-filings/